UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2021

Virgin Orbit Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40267	98-1576914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4022 E. Conant St. Long Beach, California	90808
(Address of principal executive offices)	(Zip Code)

(562) 388-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VORB	The Nasdaq Stock Market LLC
Warrants to purchase common stock	VORBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Unless the context otherwise requires, “we,” “us,” “our,” “Virgin Orbit” and the “Company” refer to Virgin Orbit Holdings, Inc., a Delaware corporation (f/k/a NextGen Acquisition Corp. II, a Cayman Islands exempted company), and its consolidated subsidiaries following the Domestication and Closing. Unless the context otherwise requires, references to “NextGen” refer to NextGen Acquisition Corp. II, a Cayman Islands exempted company, prior to the Domestication and Closing. All references herein to the “Board” refer to the board of directors of the Company.

Terms used in this Current Report on Form 8-K (this “Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the proxy statement/prospectus (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “SEC”) by NextGen on December 7, 2021 in the section entitled “Frequently Used Terms” beginning on page 1 thereof, and such definitions are incorporated herein by reference.

Domestication and Business Combination

As disclosed under the sections entitled “BCA Proposal” beginning on page 88 of the Proxy Statement/Prospectus, NextGen entered into a merger agreement (the “Merger Agreement”), dated August 22, 2021, with Pulsar Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of NextGen (“Merger Sub”), and Vieco USA, Inc. (“Vieco USA”).

On December 29, 2021, as contemplated by the Merger Agreement and described in the section titled “Domestication Proposal” beginning on page 145 of the Proxy Statement/Prospectus, NextGen filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which NextGen was domesticated and continues as a Delaware corporation, changing its name to “Virgin Orbit Holdings, Inc.” (the “Domestication”).

As a result of and upon the effective time of the Domestication, (1) each of the then issued and outstanding Class A ordinary shares, par value $0.0001 per share, of NextGen (“NextGen Class A ordinary shares”) converted automatically, on a one-for-one basis, into a share of common stock, par value $0.0001 per share, of Virgin Orbit (the “Virgin Orbit common stock”), (2) each of the then issued and outstanding Class B ordinary shares, par value $0.0001 per share, of NextGen (“NextGen Class B ordinary shares”) converted automatically, on a one-for-one basis, into a share of Virgin Orbit common stock, (3) each then issued and outstanding warrant of NextGen (the “NextGen warrants”) converted automatically into a warrant to acquire one share of Virgin Orbit common stock (the “Virgin Orbit warrants”), pursuant to the Warrant Agreement, dated as of March 22, 2021, between NextGen and Continental Stock Transfer & Trust Company (the “Warrant Agreement”) and (4) each of the then issued and outstanding units of NextGen that had not been previously separated into the underlying NextGen Class A ordinary share and underlying NextGen warrant upon the request of the holder thereof (the “NextGen units”) were cancelled and entitled the holder thereof to one share of Virgin Orbit common stock and one-fifth of one Virgin Orbit warrant. No fractional Virgin Orbit warrants were issued upon separation of the NextGen units.

Pursuant to the Merger Agreement, and after the Domestication, Merger Sub was merged with and into Vieco USA, with Vieco USA surviving the merger as a wholly owned subsidiary of the Company (the “Business Combination” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

As previously reported on the Current Report on Form 8-K filed with the SEC on December 28, 2021, NextGen held a special meeting of shareholders on December 28, 2021 (the “Special Meeting”), at which the NextGen shareholders considered and adopted, among other matters, a proposal to approve the Business Combination, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in the Proxy Statement/Prospectus.

Immediately prior to the effective time of the Merger, VO Holdings, Inc. (“VO Holdings”) merged with and into Vieco USA, with Vieco USA surviving the merger (the “Pre-Closing Restructuring”). Pursuant to the Pre-Closing Restructuring, (i) all shares of common stock of Vieco USA held by Vieco 10 Limited, a company limited by shares under the laws of the British Virgin Islands (“Vieco 10” and the “Requisite Vieco USA Stockholder”) immediately prior to such merger were cancelled in exchange for a number of shares of Vieco USA common stock equal to the number of shares of VO Holdings common stock held by Vieco USA immediately prior to such merger, (ii) the VO Holdings common stock held by all other stockholders of VO Holdings (the “Other VO Holdings Stockholders”) immediately prior to such merger were cancelled and converted into a number of shares of Vieco USA common stock equal to the number of shares of VO Holdings common stock held by the Other VO Holdings Stockholders immediately prior to such merger, (iii) the VO Holdings, Inc. 2017 Stock Incentive Plan was assumed by Vieco USA and the options to purchase shares of VO Holdings common stock outstanding prior to the Pre-Closing Restructuring issued pursuant thereto were cancelled and converted into an equal number of options to purchase shares of Vieco USA common stock prior to the Business Combination (with the same per share exercise prices) and (iv) all outstanding stock appreciation rights related to VO Holdings were cancelled and converted into a number of shares of Vieco USA common stock based on the appreciation value of such stock appreciation rights at the time of such merger, assuming the same per share price of Vieco USA common stock as that of VO Holdings common stock.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, following the Special Meeting, on December 29, 2021 (the “Closing Date”), the Transactions were consummated (the “Closing”).

As a result of and upon the Closing, among other things, all outstanding shares of Vieco USA common stock as of immediately prior to the effective time of the Merger, and, together with shares of Vieco USA common stock reserved in respect of options to purchase shares of Vieco USA common stock (the “Vieco USA Awards”) outstanding as of immediately prior to the Closing (exclusive of any Vieco USA Options that have an exercise price per share that is equal to or greater than the per share merger consideration of $12.50, which were cancelled without consideration) that were converted into awards based on Virgin Orbit common stock, were cancelled in exchange for the right to receive, or the reservation of, an aggregate of 310,000,000 shares of Virgin Orbit common stock (at a deemed value of $10.00 per share), which, in the case of Vieco USA Awards, were shares underlying awards based on Virgin Orbit common stock, representing a fully-diluted pre-transaction equity value of Vieco USA of $3.1 billion.

Following the Closing, Vieco 10 distributed 243,806,308 shares of Virgin Orbit common stock to VIL (as defined below) and 58,175,111 shares of Virgin Orbit common stock to Fifteenth Investment Company LLC, an affiliate of Aabar Space Inc. (“Fifteenth” and such distribution, the “post-Closing Distribution”).

The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

PIPE Investments

As previously announced, on August 22, 2021, concurrently with the execution of the Merger Agreement, NextGen entered into subscription agreements (the “Subscription Agreements”) with certain institutional and accredited investors (collectively, the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase, in the aggregate, 10,000,000 shares of Virgin Orbit common stock at $10.00 per share for an aggregate commitment amount of $100,000,000 (the “Initial PIPE Investment”).

As previously reported, pursuant to the terms of the Merger Agreement, if, after the deadline for Acquiror Share Redemptions (as defined in the Merger Agreement) had passed in connection with the Acquiror Shareholders’ Meeting (as defined in the Merger Agreement), the sum of (x) the amount of cash available in (i) the trust account into which substantially all of the proceeds of the registrant’s initial public offering and private placements of its warrants were deposited for the benefit of the registrant, certain of its public shareholders and the underwriters of the registrant’s initial public offering (the “Trust Account”), after deducting the amount required to satisfy the registrant’s obligations to its shareholders that exercised their rights to redeem their Class A Ordinary Shares of the registrant pursuant to NextGen’s constitutional documents, transaction expenses of the registrant or its affiliates, and any deferred underwriting commissions being held in the Trust Account (the “Trust Amount”) plus (y) the PIPE Investment Amount (as defined in the Merger Agreement), was expected to be less than $200,000,000, then, at or prior to the closing of the Transactions, Virgin Investments Limited, a company limited by shares under the laws of the British Virgin Islands (“VIL”), and its affiliates had the right (but not the obligation) to purchase up to $100,000,000 of additional shares of Acquiror Common Stock at a price per share of $10.00.

Pursuant to this right, on December 28, 2021, VIL entered into a subscription agreement pursuant to which VIL agreed to subscribe for 5,820,000 shares of the Acquiror Common Stock in connection with the closing of the Transactions for an aggregate cash purchase price of $58,200,000. On December 28, 2021, George N. Mattson and Gregory L. Summe, the co-chairmen of the registrant’s board of directors prior to the consummation of the Transactions, also each entered into a subscription agreement pursuant to which each of Mr. Mattson and Mr. Summe agreed to subscribe for 100,000 shares of the Acquiror Common Stock in connection with the closing of the Transactions for an aggregate cash purchase price of $1,000,000 (collectively, with VIL’s additional PIPE Investment, the “Additional PIPE Investments,” and together with the Initial PIPE Investments, the “PIPE Investments”).

Third-Party PIPE Investor Warrant

As previously announced, concurrently with the Closing, in consideration for certain commercial arrangements between Virgin Orbit and The Boeing Company (“Boeing”), NextGen delivered to Boeing a warrant to purchase (including via cashless exercise) 500,000 shares of Virgin Orbit common stock, at $10.00 per share (the “Boeing Warrant”). The material terms of the Third-Party PIPE Investor Warrant are described in the section of the Proxy Statement/Prospectus beginning on page 112 titled “BCA Proposal—Related Agreements—Third-Party PIPE Investor Warrant.”

Immediately after giving effect to the redemption of 31,480,291 Class A ordinary shares of NextGen in connection with the Business Combination, the PIPE Investments and the forfeiture of 765,000 Class B ordinary of NextGen by the Sponsor in connection with the Closing, there were 334,919,914 shares of Virgin Orbit common stock outstanding. Upon the consummation of the Business Combination, NextGen’s ordinary shares, warrants and units ceased trading on The Nasdaq Stock Market (the “Nasdaq”), and Virgin Orbit’s common stock and warrants began trading on December 30, 2021 on the Nasdaq under the symbols “VORB” and “VORBW,” respectively. Immediately after giving effect to the Business Combination and the PIPE Investment, (1) NextGen’s public shareholders owned approximately 2.0% of the outstanding Virgin Orbit common stock, (2) Vieco USA stockholders owned approximately 93.7% of the outstanding Virgin Orbit common stock, (3) the Sponsor and related parties collectively owned approximately 3.1% of the outstanding Virgin Orbit common stock and (4) the third party PIPE Investors owned approximately 1.2% of the outstanding Virgin Orbit common stock.

As noted above, an aggregate of $314.8 million was paid from the Company’s trust account to holders that properly exercised their right to have shares redeemed, and immediately prior to the Closing, approximately $67.8 million remained in the trust account. The remaining amount in the trust account was used to fund the Business Combination.

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Registration Rights Agreement

On December 29, 2021, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, Virgin Orbit, the Sponsor and certain former stockholders of Vieco USA entered into the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). Following the post-Closing Distribution of Virgin Orbit common stock by Vieco 10 to VIL and Fifteenth, VIL and Fifteenth entered into joinders to the Registration Rights Agreement, each as a VO Holder (as defined in the Registration Rights Agreement) thereunder. The material terms of the Registration Rights Agreement are described in the section of the Proxy Statement/Prospectus beginning on page 119 titled “BCA Proposal—Related Agreements—Registration Rights Agreement.” Such description is qualified in its entirety by the text of the Registration Rights Agreement, which is included as Exhibit 10.1 to this Report and is incorporated herein by reference.

Stockholders’ Agreement

On December 29, 2021, in connection with the consummation of the Transactions and as contemplated by the Merger Agreement, the Company and Vieco 10 entered into the Stockholders’ Agreement (the “Stockholders’ Agreement”). Following the post-Closing Distribution of Virgin Orbit common stock by Vieco 10 to VIL and Fifteenth, VIL and Fifteenth entered into a joinder to the Stockholders’ Agreement, whereby Fifteenth became a Voting Party and VIL assumed the designation and consent rights granted to Vieco 10 pursuant to the Stockholders’ Agreement, except that, so long as Fifteenth continues to own at least 7.5% of the outstanding shares of Virgin Orbit common stock, it will have the right to designate one director. The material terms of the Stockholders’ Agreement are described in the section of the Proxy Statement/Prospectus beginning on page 107 titled “BCA Proposal—Related Agreements—Stockholders’ Agreement.” Such description is qualified in its entirety by the full text of the Stockholders’ Agreement, which is included as Exhibit 10.2 to this Report and is incorporated herein by reference.

Trademark License Agreement

On December 29, 2021, in connection with the consummation of the Transactions and as contemplated by the Merger Agreement and pursuant to the deed of novation dated August 22, 2021, by and among Virgin Orbit, LLC, NextGen and Virgin Enterprises Limited, the amended and restated trademark license agreement (the “Amended TMLA”) between the Company and Virgin Enterprises Limited became effective, pursuant to which the Company was granted certain rights to use the “Virgin Orbit” name and brand and the Virgin signature logo. The material terms of the Amended TMLA are described in the section of the Proxy Statement/Prospectus beginning on page 111 titled “BCA Proposal—Related Agreements—Trademark License Agreement.” Such description is qualified in its entirety by the text of the Deed of Novation and Amended TMLA, which are included as Exhibits 10.3 and 10.4 to this Report, respectively, and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth above in the “Introductory Note” of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K provides that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as NextGen was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, and as discussed below in Item 5.06 of this Report, the Company has ceased to be a shell company. Accordingly, the Company is providing the information below that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Report includes statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations of Virgin Orbit. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Report (including in information that is incorporated by reference into this Report), words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When Virgin Orbit discusses its strategies or plans, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, Virgin Orbit’s management.

Factors that may impact such forward-looking statements include:

●	Virgin Orbit’s public securities’ potential liquidity and trading;

●	Virgin Orbit’s success in retaining or recruiting, or changes required in, its officers, key employees or directors;

●	the impact of the regulatory environment and complexities with compliance related to such environment;

●	the impact of the COVID-19 pandemic;

●	the ability of Virgin Orbit to maintain an effective system of internal controls over financial reporting;

●	the ability of Virgin Orbit to grow market share in its existing markets or any new markets it may enter;

●	the ability of Virgin Orbit to respond to general economic conditions;

●	the ability of Virgin Orbit to manage its growth effectively;

●	the ability of Virgin Orbit to achieve and maintain profitability in the future;

●	the ability of Virgin Orbit to access sources of capital, including debt financing and other sources of capital to finance operations and growth;

●	the ability of Virgin Orbit to maintain and enhance its products and brand, and to attract customers;

●	the ability of Virgin Orbit to execute its business model, including market acceptance of its planned products and services and achieving sufficient production volumes at acceptable quality levels and prices;

●	the success of strategic relationships with third parties; and

●	other factors detailed under the section titled “Risk Factors” beginning on page 33 of the Proxy Statement/Prospectus and incorporated herein by reference.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the other documents filed by Virgin Orbit from time to time with the SEC. The forward-looking statements contained in this Report and in any document incorporated by reference are based on current expectations and beliefs concerning future developments and their potential effects on Virgin Orbit. There can be no assurance that future developments affecting Virgin Orbit will be those that Virgin Orbit has anticipated. Virgin Orbit undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

Virgin Orbit’s business is described in the Proxy Statement/Prospectus in the section titled “Information About Vieco USA” beginning on page 212, which is incorporated herein by reference.

Risk Factors

The risks associated with Virgin Orbit’s business are described in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 33 and are incorporated herein by reference. A summary of the risks associated with Virgin Orbit’s business is also included beginning on page 26 of the Proxy Statement/Prospectus under the heading “Risk Factors” and is incorporated herein by reference.

Financial Information

The audited consolidated financial statements of Vieco USA as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 are included in the Proxy Statement/Prospectus beginning on pages F-63, which are incorporated herein by reference.

The unaudited condensed consolidated financial statements of Vieco USA as of September 30, 2021 and for the periods ended September 30, 2021 and September 30, 2020 are included in the Proxy Statement/Prospectus beginning on pages F-41, which are incorporated herein by reference.

The unaudited pro forma condensed combined financial information of NextGen and Vieco USA as of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operation of Vieco USA for the years ended December 31, 2020 and 2019 and the nine months ended September 30, 2021 and 2020 are described in the Proxy Statement/Prospectus in the section titled “Vieco USA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 231, which is incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Management’s discussion and analysis of the quantitative and qualitative disclosures about market risk of Vieco USA for the years ended December 31, 2020 and 2019 and the nine months ended September 30, 2021 and 2020 are described in the Proxy Statement/Prospectus in the section titled “Vieco USA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures about Market Risk” beginning on page 242, which is incorporated herein by reference.

Properties

The Company’s facilities are described in the Proxy Statement/Prospectus in the section titled “Information About Vieco USA—Facilities” on page 221 and that information is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of Virgin Orbit common stock following the consummation of the Business Combination and the PIPE Investment by:

●	each person who is known to be the beneficial owner of more than 5% of shares of Virgin Orbit common stock;

●	each of Virgin Orbit’s current named executive officers and directors; and

●	all current executive officers and directors of Virgin Orbit as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, Virgin Orbit believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name and Address of Beneficial Owner(1)	Shares	%
5% Holders
Virgin Investments Limited(2)	252,126,308	75.28
Fifteenth Investment Company LLC(3)	60,175,111	17.97
Directors and Executive Officers
Dan Hart(4)	2,926,786	*
Jim Simpson(5)	29,303	*
Tony Gingiss(6)	18,754	*
Brita O’Rear(7)	125,879	*
Derrick Boston(8)	124,834	*
Susan Helms	—	—
Evan Lovell	—	—
George N. Mattson(9)(10)	9,189,864	2.7
Katharina McFarland	—	—
Abdulla Shadid	—	—
Gregory L. Summe(9)(11)	9,189,864	2.7
All directors and executive officers as a group (11 individuals)(12)	12,805,420	3.82

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of those listed in the table above is 4022 East Conant Street Long Beach, CA 90808 United States.
(2)	Virgin Investments Limited (“VIL”) is wholly owned by Corvina Holdings Limited, which is wholly owned by Virgin Group. Virgin Group is owned by Sir Richard Branson, and he has the ability to appoint and remove the management of Virgin Group and, as such, may indirectly control the decisions of Virgin Group, regarding the voting and disposition of securities held by Virgin Group. Therefore, Sir Richard Branson may be deemed to have indirect beneficial ownership of the shares held by Virgin Group. The address of VIL, Corvina Holdings Limited and Virgin Group is Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands. The address of Sir Richard Branson is Branson Villa, Necker Beach Estate, Necker Island, VG1150, British Virgin Islands.
(3)	Fifteenth Investment Company LLC is a majority-owned subsidiary of Mamoura Diversified Global Holding PJSC (“Mamoura”), a public joint stock company established under the laws of the Emirate of Abu Dhabi. Fifteenth and Mamoura are wholly-owned subsidiaries of Mubadala Investment Company PJSC (“Mubadala”), which is a public joint stock company established under the laws of the Emirate of Abu Dhabi and which is wholly-owned by the Government of Abu Dhabi. The address of the principal office of Fifteenth is Mamoura A, Muroor Street, Abu Dhabi, United Arab Emirates. The address of the principal office of Mamoura and Mubadala is P.O. Box 45005, Abu Dhabi, United Arab Emirates.
(4)	Consists of 2,926,786 shares of Virgin Orbit common stock issuable pursuant to outstanding stock options held by Mr. Hart that are exercisable or vested within 60 days of December 29, 2021.
(5)	Consists of 29,303 shares of Virgin Orbit common stock issuable pursuant to outstanding stock options held by Mr. Simpson that are exercisable or vested within 60 days of December 29, 2021.
(6)	Consists of 18,754 of shares of Virgin Orbit common stock issuable pursuant to outstanding stock options held by Mr. Gingiss that are exercisable or vested within 60 days of December 29, 2021.
(7)	Consists of 125,879 of shares of Virgin Orbit common stock issuable pursuant to outstanding stock options held by Mrs. O’Rear that are exercisable or vested within 60 days of December 29, 2021.
(8)	Consists of (i) 22,556 shares of Virgin Orbit common stock held and (ii) 102,278 shares of Virgin Orbit common stock issuable pursuant to outstanding stock options held by Mr. Boston that are exercisable or vested within 60 days of December 29, 2021.
(9)	Mr. Mattson and Mr. Summe may be deemed to beneficially own securities held by NextGen Sponsor II LLC by virtue of their shared control over NextGen Sponsor II LLC. Other than Mr. Mattson and Mr. Summe, no member of Sponsor exercises voting or dispositive control over any of the NextGen II Class B Ordinary Shares held by NextGen Sponsor II LLC. The address of the entities and individuals mentioned in this footnote is 2255 Glades Road, Suite 324A, Boca Raton, FL 33431.
(10)	Includes 390,000 shares of Virgin Orbit common stock purchased by Mr. Mattson in the PIPE Investments.
(11)	Includes 390,000 shares of Virgin Orbit common stock purchased by Mr. Summe in the PIPE Investments.
(12)	Consists of (i) 9,602,420 shares of Virgin Orbit common stock and (ii) 3,203,000 shares of Virgin Orbit common stock issuable pursuant to outstanding stock options that are exercisable or vested within 60 days of December 29, 2021.

Directors and Executive Officers

Virgin Orbit’s directors and executive officers after the consummation of the Business Combination, are described in the Proxy Statement/Prospectus in the section titled “Management of Virgin Orbit Following the Business Combination” beginning on page 223 and that information is incorporated herein by reference.

Compensation Committee Interlocks and Insider Participation

None of Virgin Orbit’s executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity, other than Virgin Orbit, that has one or more executive officers serving as a member of Virgin Orbit’s board of directors.

Director Independence

The independence of each director of Virgin Orbit is described in the Proxy Statement/Prospectus in the section titled “Management of Virgin Orbit Following the Business Combination —Director Independence” on page 228 and is incorporated herein by reference.

Non-Employee Director Compensation

Two of our non-employee directors, Katharina McFarland and Susan Helms, received compensation for services performed as members of the board of directors in 2021 as reflected in the table below. None of our other non-employee directors received compensation for services performed as members of the board of directors in 2021.

Name	Fees Earned or Paid in Cash ($)(1)	Total ($)
James Cahillane	—	—
Susan Helms	750	750
Evan Lovell	—	—
George N. Mattson	—	—
Patrick McCall	—	—
Katharina McFarland	865	865
Abdulla Shadid	—	—
Gregory L. Summe	—	—
Gaston Urda	—	—

(1)	Amounts represent the pro-rated annual retainer earned by each of Susan Helms and Katharina McFarland pursuant to the Director Compensation Program (defined below) for service on our board in 2021 following the Closing and paid in 2022.

In connection with the Business Combination, we adopted and implemented a compensation program for our non-employee directors who are determined to not be affiliated with Virgin Orbit that consists of annual retainer fees and long-term equity awards (the “Director Compensation Program”).

The initial eligible directors participating in the Director Compensation Program are Susan Helms and Katharina McFarland. In connection with the Closing and under the Director Compensation Program, we approved the grant to each eligible non-employee director of a restricted stock unit award covering shares of Virgin Orbit common stock with a grant date value of $75,000, which will be granted effective when our Form S-8 is effective, and will vest as to one-third of the shares subject to the award on each anniversary of the Closing, subject to continued service.

The Director Compensation Program also will consist of the following components:

Cash Compensation

●	Annual Retainer: $60,000

●	Annual Committee Chair Retainer:

●	Audit: $20,000

●	Compensation: $10,000

●	Nominating and Corporate Governance: $10,000

●	Annual Committee Member (Non-Chair) Retainer:

●	Audit: $10,000

●	Compensation: $5,000

●	Nominating and Corporate Governance: $5,000

The annual cash retainers will be paid in quarterly installments in arrears, and will be pro-rated for any partial calendar quarter of service.

Equity Compensation

●	Initial Grant to each eligible director who is initially elected or appointed to serve on our board of directors after the Closing: restricted stock unit award with an aggregate grant date value of $75,000, which will vest as to one-third of the shares subject to the award on each anniversary of the grant date, subject to continued service.

●	Annual Grant to each eligible director who is serving on our board of directors as of the date of the annual stockholders’ meeting beginning with calendar year 2022: restricted stock unit award with an aggregate grant date value of $100,000, which will vest in full on the earlier of the one-year anniversary of the grant date and the date of the next annual meeting following the grant date, subject to continued service.

In addition, each equity award granted to the eligible directors under the Director Compensation Program will vest in full immediately prior to the occurrence of a change in control (as defined in the Virgin Orbit Holdings, Inc., 2021 Incentive Award Plan (the “2021 Plan”)).

Compensation under the Director Compensation Program will be subject to the annual limits on non-employee director compensation set forth in the 2021 Plan.

Executive Compensation

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2021, the “named executive officers” and their positions were as follows:

●	Dan Hart, Chief Executive Officer;

●	Jim Simpson, Chief Strategy Officer; and

●	Tony Gingiss, Chief Operating Officer.

2021 Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Dan Hart	2021	503,000	—	2,093,921	300,000	44,552	2,941,443
Chief Executive Officer	2020	449,401	—	—	328,950	45,528	823,879
Jim Simpson	2021	390,750	—	223,575	__	10,186	624,511
Chief Strategy Officer
Tony Gingiss	2021	335,077	75,000	182,208	—	15,042	607,327
Chief Operating Officer

(1)	With respect to 2021, amount represents a one-time cash signing bonus for Mr. Gingiss, paid in a lump sum subject to repayment in the event that Mr. Gingiss resigns for any reason or his employment is terminated by his employer for cause, in each case prior to the one year anniversary of January 28, 2021 (his employment start date).

(2)	With respect to 2021, amounts reflect the aggregate grant date fair value of stock options to purchase shares granted under the 2017 Plan (as defined below) to the named executive officer during the applicable year, computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation using the Black-Scholes option-pricing model. For the year ended December 31, 2021, the weighted average assumptions used in calculating the grant date fair values were as follows: (i) expected life/term (3.45 years), (ii) expected volatility (60%), (iii) risk-free interest rate (0.61%), and (iv) dividend yield (zero).

(3)	With respect to 2021, the amount for Mr. Hart represents a one-time cash bonus in an amount equal to $300,000 earned upon the occurrence of the first commercial launch date (as defined below), paid in a lump sum subject to repayment in the event that Mr. Hart resigns without “good reason” or his employment is terminated by his employer with “cause” (each as defined in the employment agreement) prior to the first anniversary of the payment date. The amount of compensation payable to each named executive officer under the 2021 annual bonus program based on the attainment of pre-determined individual and company performance metrics as determined by the board of directors of VO Holdings in its discretion has not yet been determined; it is anticipated that any compensation under the 2021 annual bonus program will be determined in the first quarter of 2022 and payable in cash shortly thereafter.

(4)	Amounts for 2021 in this column include the amounts set forth in the table below:

Named Executive Officer	401(k) Plan Matching Contributions ($)	Health Insurance Premiums	Life Insurance Premiums ($)	Charitable Contribution to the California Science Center ($)
Dan Hart	16,918	—	2,604	25,000
Jim Simpson	8,700	—	1,486	—
Tony Gingiss	13,741	—	1,302	—

2021 Salaries

In 2021, the named executive officers received annual base salaries to compensate them for services rendered to VO Holdings and Old Virgin Orbit prior to the Business Combination and the Company following the Closing. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The annual base salaries for the named executive officers were $500,000, $390,000 and $360,000 for Messrs. Hart, Simpson and Gingiss, respectively.

In connection with the Closing, the base salary payable to Mr. Gingiss increased to $390,000, effective as of the Closing. Messrs. Hart’ and Simpson’s base salaries were not increased in 2021.

2021 Bonuses

In fiscal year 2021, Messrs. Hart, Simpson and Gingiss were eligible to earn annual cash bonuses targeted at 75%, 50% and 50%, respectively, of their respective base salaries. Each named executive officer was eligible to earn his bonus based on the attainment of pre-determined company and individual performance metrics, which were comprised of company key performance indicators (weighted 65% of the executive’s bonus opportunity) including safety, financial, flight, production, diversity representation and growth goals, and individual goals (weighted 35% of the executive’s bonus opportunity). Bonus payouts in respect of individual performance will be based on achievement of individual goals and be subject to a performance multiplier ranging from 0%-120% of target.

The amount of the bonuses payable under the 2021 bonus program have not yet been determined; it is anticipated that the amount of such bonuses will be determined in the first quarter of 2022.

In connection with the Business Combination, Mr. Hart’s target bonus opportunity was increased to 100% of his base salary for 2022.

Equity Compensation

Each of our named executive officers currently hold stock options granted under the 2017 Stock Incentive Plan, or the 2017 Plan, which was terminated in connection with the Closing. In 2021, VO Holdings granted each of our named executive officers a stock option as set forth below.

Stock options granted to Messrs. Simpson and Gingiss under the 2017 Plan generally vest and become exercisable as to 25% of the underlying shares on the first anniversary of the vesting commencement date and thereafter as to 1/12th of the underlying shares on each quarterly anniversary of the vesting commencement date, subject to continued service through the applicable vesting date.

The stock option granted to Mr. Hart under the 2017 Plan in 2021 vested and became exercisable as to 33.3% of the underlying shares upon his continued employment through the last day of the calendar year in which a successful revenue-generating deployment of a satellite by Old Virgin Orbit’s small satellite launch system into its intended orbit (excluding “test” or “qualification” launches) was achieved (the date of such achievement the “first commercial launch”) and the remaining 66.7% of the underlying shares will vest and become exercisable on the last day of the first calendar year in which Virgin Orbit has conducted five successful revenue-generating deployment launches of satellites into their respective intended orbits (based on the number of such launches rather than the number of satellites launched in such calendar year (the last day of such calendar year the “multiple launch success date”), subject to continued service through the applicable vesting date. We achieved the first commercial launch on June 30, 2021.

The vesting of stock options under the 2017 Plan will accelerate in full in the event of a termination of employment by the Company without “cause” within 24 months following a “change in control” (each such term as defined in the 2017 Plan). The consummation of the Business Combination did not constitute a change in control for purposes of any outstanding equity awards under the 2017 Plan.

In connection with the Business Combination, we adopted the 2021 Plan in order to facilitate the grant of cash and equity incentives to our directors, employees (including the named executive officers) and consultants of the Company, employees of its subsidiaries and other eligible consultants and to enable us and certain of our subsidiaries and affiliates to obtain and retain services of these individuals, which is essential to our long-term success. The 2021 Plan became effective on the date immediately preceding the consummation of the Business Combination.

In addition, in connection with the Business Combination our board of directors approved the grant of stock options to each of our named executive officers covering a number of shares having a grant-date fair value equal to approximately $4,000,000 (Mr. Hart) or $800,000 (Messrs. Simpson and Gingiss), effective as of January 4, 2022.

Mr. Hart’s stock option vests and becomes exercisable as to 25% of the underlying shares on the first anniversary of the Closing, and thereafter as to the remaining 75% of the underlying shares in six substantially equal installments on each successive six-month anniversary of the Closing, subject to continued employment. In addition, Mr. Hart’s stock option will vest and become exercisable in full upon a termination of employment without “cause” or for “good reason”, each as defined in his existing employment agreement, subject to his timely execution and non-revocation of a general release of claims.

The stock options granted to Messrs. Simpson and Gingiss vest and become exercisable as to 25% of the underlying shares on the first anniversary of the Closing and thereafter as to 1/12th of the underlying shares on each quarterly anniversary of the Closing, subject to continued employment.

Other Elements of Compensation

Retirement Plans

We maintain a 401(k) for our employees, including the named executive officers, who satisfy certain eligibility requirements. Our named executive officers will be eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. In 2021, we made safe harbor and discretionary matching contributions, in respect of contributions made by participants in the 401(k) plan, up to a specified percentage of employee contributions, including on behalf of the named executive officers. These safe harbor and discretionary matching contributions are fully vested as of the date on which the contribution is made.

Employee Benefits and Perquisites

Health/Welfare Plans. In 2021, the named executive officers participated in our health and welfare plans, including:

●	medical, dental and vision benefits;

●	medical and dependent care flexible spending accounts;

●	health savings accounts;

●	short-term and long-term disability insurance;

●	life insurance; and

●	vacation and paid holidays.

We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to the named executive officers.

No Tax Gross-Ups

We do not make gross-up payments to cover the named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by us.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2021.

		Option Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Dan Hart	N/A	281,490	—	563,826	(2)	4.41	November 20, 2027
	May 23, 2019	236,868	142,121	—		4.01	May 23, 2029
	N/A	378,988		378,990	(3)	3.85	November 20, 2027
	March 13,2017(4)	1,768,617	—	—		3.85	November 20, 2027
Jim Simpson	November 2, 2020	23,443	70,329	—		4.41	November 2, 2030
Tony Gingiss	January 28, 2021	—	75,018	—		4.41	January 1, 2028

(1)	Except as otherwise noted, each stock option vests and becomes exercisable as to 25% of the shares underlying the stock option on the one year anniversary of the vesting commencement date and thereafter as to 1/12th of the shares underlying the stock option on each quarterly anniversary of the vesting commencement date, subject to continued service through the applicable vesting date; provided that the stock option will vest in full upon a termination by the Company without “cause” within 24 months following a “change in control” (each as defined in the 2017 Plan).

(2)	This stock option vested as to 33.3% of the shares underlying the stock option on December 31, 2021 and the remaining 66.7% of the shares underlying the stock option will vest on the multiple launch success date (as defined above), subject to continued service through the applicable vesting date; provided that the stock option award will vest in full upon a termination of service by the Company without “cause” within 24 months following a “change in control” (each as defined in the 2017 Plan).

(3)	This stock option vested as to 50% of the shares underlying the stock option upon the first commercial launch (as defined above) and the remaining 50% of the shares underlying the stock option will vest on the multiple launch success date (as defined above), subject to continued service through the applicable vesting date; provided that the stock option award will vest in full upon a termination of service by the Company without “cause” within 24 months following a “change in control” (each as defined in the 2017 Plan).

(4)	This stock option vests and becomes exercisable as to 25% of the shares underlying the stock option on the one year anniversary of the vesting commencement date and thereafter as to 1/8th of the shares underlying the stock option on each six-month anniversary of the vesting commencement date, subject to continued service through the applicable vesting date; provided that the stock option will vest in full upon a termination of service by the Company without “cause” within 24 months following a “change in control” (each as defined in the 2017 Plan).

Executive Compensation Arrangements

Dan Hart Employment Agreement

On February 13, 2017, Dan Hart entered into an employment agreement, which was amended effective June 1, 2021 to serve as President. Mr. Hart was appointed as Chief Executive Officer on July 3, 2017. Mr. Hart’s employment pursuant to the agreement will continue until terminated in accordance with the terms of the agreement.

Pursuant to the employment agreement, Mr. Hart’s initial base salary was $380,000 per year (in 2021, it was $500,000); in addition, he is eligible to receive an annual performance bonus targeted at a percentage of his base salary (initially Mr. Hart’s annual performance bonus was targeted at up to 50% of his base salary; in 2020 Mr. Hart’s annual performance bonus was targeted at 75% of his base salary and, in connection with the Closing, it was increased to 100% for 2022), to be paid based on the achievement of company and individual performance goals, subject to Mr. Hart’s employment through the payment date.

Mr. Hart was paid a one-time cash bonus equal to $300,000 following the first commercial launch date (as defined above), subject to repayment in the event that Mr. Hart resigns without “good reason” or his employment is terminated by his employer with “cause” (each as defined in the employment agreement) prior to the first anniversary of such payment date. The employment agreement, as amended, provides that Mr. Hart will be eligible to receive a one-time cash bonus equal to $500,000 following the fifth successful revenue generating deployment of a satellite by the company’s small satellite launch system into its intended orbit, subject to his continued employment.

The employment agreement also provides that Mr. Hart is eligible to participate in the health and welfare benefit plans and programs maintained for the benefit of our senior level executives or employees and that Mr. Hart will be entitled to 25 days of paid vacation annually, subject to applicable company policy. Pursuant to the employment agreement, during each year in which Mr. Hart is actively serving on the board of the California Science Center, the Company will make an annual contribution of $25,000 to the California Science Center; Mr. Hart continues to serve on the board of California Science Center as of the date hereof.

Under his employment agreement, if Mr. Hart’s employment is terminated by us without “cause” or due to his resignation for “good reason”, then, subject to his timely execution and non-revocation of a general release of claims, return of Company materials and continued compliance with restrictive covenants, he will be entitled to receive (i) continued payment of his base salary for a period of (a) 12 months, if such termination occurs prior to the multiple launch success date (as defined above), or (b) six months, if such termination occurs following the multiple launch success date, and (ii) provided that he timely elects COBRA, an amount equal to his COBRA premiums until the earlier to occur of (a) the 6-month anniversary of his termination date or (b) the date on which he receives health benefits from another employer.

Mr. Hart’s employment agreement contains customary confidentiality, non-solicitation and intellectual property assignment provisions.

None of our other named executive officers are employed or compensated pursuant to any employment arrangements.

Certain Relationships and Related Transactions

Certain relationships and related party transactions of Virgin Orbit are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Party Transactions” beginning on page 260 and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Information About Vieco USA—Legal Proceedings” beginning on page 222, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Shares of Virgin Orbit’s common stock and Virgin Orbit’s warrants commenced trading on the Nasdaq under the symbols “VORB” and “VORBW,” respectively, on December 30, 2021, in lieu of the Class A ordinary shares, warrants and units of NextGen. Virgin Orbit has not paid any cash dividends on its shares of common stock to date. It is the present intention of the Board to retain all earnings, if any, for use in Virgin Orbit’s business operations and, accordingly, Virgin Orbit’s board does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon Virgin Orbit’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of the Board. Further, the ability of Virgin Orbit to declare dividends may be limited by the terms of financing or other agreements entered into by it or its subsidiaries from time to time.

Information respecting NextGen’s Class A ordinary shares, warrants and units and related stockholder matters are described in the Proxy Statement/Prospectus in the section titled “Market Price and Dividend Information” on page 32 and such information is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by Virgin Orbit of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities

The description of Virgin Orbit’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of Virgin Orbit Securities” beginning on page 266 and is incorporated herein by reference.

Indemnification of Directors and Officers

Virgin Orbit’s Certificate of Incorporation limits the liability of Virgin Orbit’s directors to the fullest extent permitted by the Delaware General Corporation Law, and the Bylaws provide that Virgin Orbit will indemnify them to the fullest extent permitted by such law. The Company has entered or will enter into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits or proceedings arising from service to the Company or, at its request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

At the Closing, NextGen consummated the PIPE Investments and issued the Boeing Warrant. The disclosure set forth above in the “Introductory Note” of this Current Report on Form 8-K relating to the PIPE Investments and Boeing Warrant is incorporated into this Item 3.02 by reference.

Virgin Orbit issued the foregoing securities under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as a transaction not requiring registration under Section 5 of the Securities Act.

Item 4.01. Changes in Registrant’s Certifying Accountant.

For accounting purposes, the Transactions are treated as a reverse recapitalization in accordance with GAAP and, as such, the historical financial statements of the accounting acquirer, Virgin Orbit, which have been audited by KPMG LLP, will become the historical financial statements of the Company. In a reverse recapitalization, a change of accountants is presumed to have occurred unless the same accountant audited the pre-transaction financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse recapitalization is completed.

(a) Dismissal of independent registered public accounting firm.

On January 5, 2022, the Audit Committee of the Board dismissed Marcum LLP (“Marcum”), NextGen’s independent registered public accounting firm prior to the business combination, as the Company’s independent registered public accounting firm.

The report of Marcum on NextGen’s, the Company’s legal predecessor, balance sheet as of January 18, 2021 and the statements of operations, changes in stockholders’ equity and cash flows for the three months ended September 30, 2021 and the period from January 11, 2021 (inception) to September 30, 2021, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from January 11, 2021 (inception) to September 30, 2021 and subsequent interim period through January 5, 2022, there were no disagreements between the Company and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on NextGen’s financial statements for such period.

During the period from January 11, 2021 (inception) to September 30, 2021 and subsequent interim period through January 5, 2022, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except for the previously disclosed material weaknesses identified in NextGen’s internal control over financial reporting related to (i) the classification of warrants issued by NextGen in connection with NextGen’s initial public offering in March 2021 and (ii) the improper classification of a portion of NextGen’s Class A ordinary shares as permanent equity on NextGen’s balance sheet. The Audit Committee of the board of directors of NextGen discussed each of the reportable events with Marcum, and NextGen authorized Marcum to respond fully to inquiries of the successor accountant (described below) concerning the reportable events.

The Company has provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter, dated January 5, 2022, is filed as Exhibit 16.1 to this Report.

(b) Disclosures regarding the new independent auditor.

On January 5, 2022, the Board approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the year ending December 31, 2021. KPMG served as independent registered public accounting firm of Vieco USA prior to the Business Combination. During the years ended December 31, 2020 and December 31, 2019, and subsequent interim period through January 5, 2022, neither the Company nor anyone on the Company’s behalf consulted with KPMG with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).

Item 5.01. Changes in Control of Registrant.

The information set forth under the “Introductory Note” in this Current Report on Form 8-K and Item 2.01 of this Current Report is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officers and Directors

The disclosure set forth in the Sections entitled “Directors and Executive Officers” and “Certain Relationships and Related Transactions” in Item 2.01 of this Report is incorporated herein by reference.

Upon the consummation of the transactions contemplated by the Merger Agreement and documents related thereto, and in accordance with the terms of the Merger Agreement, each executive officer of NextGen ceased serving in such capacities, and Patrick T. Ford, Melina E. Higgins, Jeffrey M. Moslow and Josef H. von Rickenbach ceased serving on NextGen’s board of directors.

Dan Hart, Susan Helms, Evan Lovell, George N. Mattson, Katharina McFarland, Abdulla Shadid and Gregory L. Summe were appointed as directors of Virgin Orbit, to serve until the end of their respective terms and until their successors are elected and qualified. George N. Mattson, Katharina McFarland and Gregory L. Summe were appointed to serve on Virgin Orbit’s audit committee with Gregory L. Summe serving as the chair and qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K. Susan Helms, Evan Lovell and Abdulla Shadid were appointed to serve on Virgin Orbit’s safety committee with Susan Helms serving as the chair. Susan Helms, Evan Lovell, Abdulla Shadid and Gregory L. Summe were appointed to serve on Virgin Orbit’s compensation committee with Evan Lovell serving as the chair. George N. Mattson and Katharina McFarland were appointed to serve on Virgin Orbit’s nominating and governance committee with George N. Mattson serving as the chair.

Dan Hart was appointed as Virgin Orbit’s Chief Executive Officer, Brita O’Rear was appointed as Virgin Orbit’s Vice President and Chief Financial Officer, Jim Simpson was appointed as Virgin Orbit’s Chief Strategy Officer, Tony Gingiss was appointed as Virgin Orbit’s Chief Operating Officer and Derrick Boston was appointed as Virgin Orbit’s Chief Legal Officer.

Reference is also made to the disclosure described in the Proxy Statement/Prospectus in the section titled “Management of Virgin Orbit Following the Business Combination” beginning on page 223 for biographical information about each of the directors and officers following the Business Combination, which is incorporated herein by reference.

Compensatory Arrangements for Executives

Dan Hart

In connection with the Business Combination, Mr. Hart will be granted a non-qualified stock option award with a grant-date fair value of approximately $4,000,000 effective as of January 4, 2022. The stock option award vests with respect to 25% of the shares subject thereto on the Closing Date, and 12.5% of the shares subject thereto shall vest on each six-month anniversary of the Closing Date thereafter, subject to Mr. Hart’s continued service with Virgin Orbit through each such vesting date.

Jim Simpson, Tony Gingiss, Derrick Boston and Brita O’Rear

In connection with the Business Combination, subject to the approval of the Virgin Orbit board of directors, Jim Simpson, Tony Gingiss, Derrick Boston and Brita O’Rear will each be granted a non-qualified stock option award with a grant-date fair value of approximately $800,000 effective as of January 4, 2022. The stock option award vests with respect to 25% of the shares subject thereto on the first anniversary of the grant date, and 1/12th of the shares subject thereto shall vest on each quarterly anniversary of the grant date thereafter, subject to the grantee’s continued employment or service, as applicable, with Virgin Orbit through each such vesting date.

2017 Stock Incentive Plan

In connection with the Business Combination, the Virgin Orbit board of directors amended and restated the Virgin Orbit Holdings, Inc. 2017 Stock Incentive Plan (the “2017 Plan”) to reflect the Business Combination and the termination of the 2017 Plan, and to provide that any outstanding awards granted under the 2017 Plan will remain outstanding, subject to the terms of the 2017 Plan and applicable award agreement.

2021 Incentive Award Plan

At the Special Meeting, the NextGen stockholders considered and approved the Virgin Orbit Holdings, Inc. 2021 Incentive Award Plan (the “Incentive Award Plan”). The Incentive Award Plan was previously approved, subject to stockholder approval, by NextGen’s board of directors. The Incentive Award Plan became effective immediately upon the Closing. A total of 33,491,991 shares of Virgin Orbit’s common stock were reserved under the Incentive Award Plan.

A summary of the terms of the Incentive Award Plan is set forth in the Proxy Statement/Prospectus in the section titled “Incentive Award Plan Proposal” beginning on page 165 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Such summary and the foregoing description are qualified in their entirety by reference to the text of the Incentive Award Plan, a copy of which is attached hereto as Exhibit 10.9 and incorporated herein by reference.

2021 Employee Stock Purchase Plan

At the Special Meeting, the NextGen stockholders considered and approved the Virgin Orbit Holdings, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”). The ESPP was previously approved, subject to stockholder approval, by NextGen’s board of directors. The ESPP became effective immediately upon the Closing. A total of 6,698,398 shares of Virgin Orbit’s common stock were reserved under the ESPP.

A summary of the terms of the ESPP is set forth in the Proxy Statement/Prospectus in the section titled “ESPP Proposal” beginning on page 170 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Such summary and the foregoing description are qualified in their entirety by reference to the text of the ESPP, a copy of which is attached hereto as Exhibit 10.11 and incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Business Combination, on December 29, 2021, Virgin Orbit’s board of directors approved and adopted a new Code of Conduct applicable to all employees, officers and directors of Virgin Orbit. The above description of the Code of Conduct does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Conduct, a copy of which is filed as Exhibit 14.1 hereto and incorporated herein by reference. A copy of the Code of Conduct can also be found at www.investors.virginorbit.com under the link “Code of Conduct.”

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, the Company ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “BCA Proposal” beginning on page 88, which is incorporated herein by reference. Further, the information set forth under the “Introductory Note” in our Current Report on Form 8-K filed with the SEC on January 5, 2022 and Item 2.01 of this Report is incorporated herein by reference.

Item 8.01. Other Events.

As a result of the Business Combination, Virgin Orbit became the successor issuer to NextGen. Pursuant to Rule 12g-3(a) under the Exchange Act, Virgin Orbit’s common stock and warrants are deemed registered under Section 12(b) of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited consolidated financial statements of Vieco USA as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 are included in the Proxy Statement/Prospectus beginning on pages F-63, of the Proxy Statement/Prospectus, which are incorporated herein by reference.

The unaudited condensed consolidated financial statements of Vieco USA as of September 30, 2021 and for the periods ended September 30, 2021 are included in the Proxy Statement/Prospectus beginning on pages F-41, of the Proxy Statement/Prospectus, which are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of NextGen and Vieco USA as of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
2.1+	Agreement and Plan of Merger, dated as of August 22, 2021, by and among the Registrant, Pulsar Merger Sub, Inc., and NextGen Acquisition Corp. II (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-4 (File No. 333-259574) filed on September 16, 2021).
3.1	Certificate of Domestication of NextGen Acquisition Corp. II.
3.2	Certificate of Incorporation of Virgin Orbit Holdings, Inc.
3.3	Bylaws of Virgin Orbit Holdings, Inc.
4.1	Warrant Agreement, dated as of March 22, 2021, between NextGen Acquisition Corp. II and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-4 (File No. 333-259574) filed on September 16, 2021).
4.2	Specimen Common Stock Certificate of Virgin Orbit Holdings, Inc.
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-4 (File No. 333-259574) filed on September 16, 2021).
10.1(a)	Amended and Restated Registration Rights Agreement, dated December 29, 2021, by and among Virgin Orbit Holdings, Inc., NextGen Sponsor II LLC and certain former stockholders of Vieco USA, Inc.
10.1(b)	VIL and Fifteenth joinder agreement, dated December 29, 2021, to the Amended and Restated Registration Rights Agreement.
10.2(a)	Stockholders’ Agreement, dated December 29, 2021, by and between Virgin Orbit Holdings, Inc. and Vieco 10 Limited.
10.2(b)	VIL and Fifteenth joinder agreement, dated December 29, 2021, to the Stockholders’ Agreement.
10.3+	Deed of Novation, Amendment and Restatement, dated August 22, 2021, by and among Virgin Enterprises Limited, Virgin Orbit, LLC and NextGen Acquisition Corp. II (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-4 (File No. 333-259574) filed on September 16, 2021).
10.4†	Amended and restated trademark license agreement in the form attached as an annex to the Deed of Novation, Amendment and Restatement entered into by and among Virgin Enterprises Limited, Virgin Orbit, LLC and the Registrant, dated August 22, 2021 (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-4 (File No. 333-259574) filed on September 16, 2021).
10.5	Form of Indemnification Agreement.
10.6#	Director Compensation Program.
10.7#	Employment Agreement by and between LauncherOne, LLC and Dan Hart, dated February 13, 2017, as amended, effective June 1, 2021[3].
10.8#	Virgin Orbit Holdings, Inc. Amended and Restated 2017 Stock Incentive Plan.
10.9#	Virgin Orbit Holdings, Inc. 2021 Incentive Award Plan.
10.9(a)#	Form of Stock Option Agreement under the Virgin Orbit Holdings, Inc. 2021 Incentive Award Plan.
10.9(b)#	Stock Option Agreement, by and between the Company and Daniel Hart under the Virgin Orbit Holdings, Inc. 2021 Incentive Award Plan.
10.10(c)#	Form of Restricted Stock Unit Agreement under the Virgin Orbit Holdings, Inc. 2021 Incentive Award Plan.
10.11#	Virgin Orbit Holdings, Inc. 2021 Employee Stock Purchase Plan.
10.12	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 23, 2021).
10.13	Form of Additional Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 4, 2022).
10.14	Stockholder Support Agreement, dated August 22, 2021, by and among the Registrant, Vieco USA, Inc. and Vieco 10 Limited (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-4 (File No. 333-259574) filed on September 16, 2021).
10.15	VIL joinder agreement, dated December 29, 2021, to the Stockholder Support Agreement.
10.16	Fifteenth joinder agreement, dated December 29, 2021, to the Stockholder Support Agreement.
14.1	Code of Conduct of Virgin Orbit Holdings, Inc.
16.1	Letter from Marcum LLP to the Securities and Exchange Commission.
21.1	List of Subsidiaries.
99.1	Unaudited pro forma condensed combined financial information of NextGen Acquisition Corp. II and Vieco USA as of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
†	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Regulation S-K, Item (601)(b)(10)

#	Indicates a management contract or compensatory plan.

[3]	Note to VO: We will want to file Dan’s employment agreement including the updated release. Please let us know if you would like us to compile.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGIN ORBIT HOLDINGS, INC.

Date: January 5, 2022	By:	/s/ Dan Hart
	Name:	Dan Hart
	Title:	Chief Executive Officer